UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 1, 2007

(Date of Earliest Event Reported)

CyberSource Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26477	77-0472961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 965-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective November 1, 2007, pursuant to the Agreement and Plan of Reorganization, dated as of June 17, 2007 (the “Merger Agreement”), by and among CyberSource Corporation (“CyberSource”), Congress Acquisition-Sub, Inc., a wholly-owned subsidiary of CyberSource, Congress Acquisition Sub 1, LLC, a wholly-owned subsidiary of CyberSource (“Merger LLC”) and Authorize.Net Holdings, Inc. (“ANET”), ANET was merged with and into Merger LLC with Merger LLC continuing as the surviving limited liability company and a wholly-owned subsidiary of CyberSource (the “Merger”).

In connection with the Merger, each share of ANET common stock outstanding immediately prior to the consummation of the Merger was converted, directly or indirectly, into the right to receive 1.1611 shares of CyberSource common stock and a pro rata share of $125 million in cash. CyberSource will issue approximately 33 million shares of CyberSource common stock for approximately 28 million shares of ANET common stock outstanding immediately prior to the Merger. In connection with the Merger, all outstanding options to purchase ANET common stock were automatically converted into options to purchase approximately one million shares of CyberSource common stock. There are no material relationships between ANET and CyberSource or any of its affiliates, any director or officer of CyberSource, or any associate of any such director or officer. The assets of ANET were used in connection with the development and operation of an electronic payment processing business and related services and CyberSource intends to use such assets in substantially the same manner.

Following consummation of the Merger, ANET’s common stock was delisted from the Nasdaq Global Market. CyberSource common stock trades on the Nasdaq Global Market under the symbol “CYBS.” The issuance of CyberSource common stock under the Merger Agreement as described above is registered under the Securities Act of 1933, as amended, pursuant to CyberSource’s registration statement on Form S-4/A (File No. 333-145447) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2007 and declared effective on September 19, 2007. The joint proxy statement/prospectus included in the Registration Statement contains additional information about this transaction.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, Robert Donahue was elected to the Board of Directors of CyberSource (the “Board”) pursuant to the Merger and as approved by the Board on October 29, 2007. In connection with his appointment as a non-employee director of CyberSource, Mr. Donahue received an option to purchase 25,000 shares of CyberSource Common Stock pursuant to CyberSource’s Amended and Restated 1999 Stock Option Plan.

Item 8.01. Other Events.

On November 1, 2007, CyberSource issued a press release announcing the completion of the Merger.

A copy of the press release is attached as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 8.01 of Form 8-K and are furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company’s filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, dated as of June 17, 2007, by and among CyberSource Corporation, Congress Acquisition-Sub, Inc., Congress Acquisition Sub 1, LLC, and Authorize.Net Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the CyberSource Corporation Current Report on Form 8-K (File No. 000-26477), filed on June 19, 2007, and incorporated herein by reference).

99.1	Press Release of CyberSource Corporation dated November 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President, Finance

Date: November 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, dated as of June 17, 2007, by and among CyberSource Corporation, Congress Acquisition-Sub, Inc., Congress Acquisition Sub 1, LLC, and Authorize.Net Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the CyberSource Corporation Current Report on Form 8-K (File No. 000-26477), filed on June 19, 2007, and incorporated herein by reference).

99.1	Press Release of CyberSource Corporation dated November 1, 2007.